Tidal Trust V Form N-1A

Exhibit 99(p)(i)

TIDAL TRUST V

Code of Ethics

4. Personal Trading and Conflicts of Interest

Personal Trading and Conflicts of Interest

A.	Trust’s Code of Ethics

Section 17(j) of the 1940 Act and Rule 17j-1 thereunder prohibit fraudulent, manipulative and deceptive practices in connection with the purchase or sale by certain parties related to a registered investment company of securities held or to be acquired by the fund. Rule 17j-1 defines a “security held or to be acquired” as any covered security that is or has been held by the fund within the past fifteen days, has been considered for purchase by the fund, and any option to purchase or sell, and any security convertible into or exchangeable for such a security. Rule 17j-1 requires an investment company, investment adviser and affiliated underwriters thereof to adopt a written code of ethics and procedures designed to prevent fraudulent or deceptive practices in connection with fund insiders’ purchase or sale of securities held or to be acquired by the fund. The Trust, Adviser and Sub-Advisers have each adopted a Code of Ethics relating to personal securities transactions” (each, a “Code” and collectively, the “Codes”) to comply with Rule 17j-1 (see Exhibit 6 for the Trust’s Code). Fund shares may not be purchased by Access Persons on the basis of material, non-public information relating to a Fund.

CCO Responsibility: Primary responsibility for implementation of the Trust Code rests with the CCO of the Trust and primary responsibility for implementation of the Adviser and Sub-Adviser Codes rests with the Adviser and Sub-Advisers’ CCOs, respectively. At least annually, the Trust’s CCO shall assess the efficacy of the Trust’s Code, and recommend such changes as may be deemed necessary by the CCO. Each Sub-Adviser/Adviser shall report on a quarterly and annual basis to the Board regarding the administration of their respective Codes and shall disclose promptly any violation of any material element of their respective Code.

B.	Policies for Management of Registered Funds and Separate Accounts by the Same Adviser/Sub-Adviser

The Adviser and Sub-Advisers stand in a fiduciary relationship to the Trust. The Adviser and Sub-Advisers have a duty to act solely for the benefit of the Trust in the management of its assets. The Trust recognizes the Adviser’s/Sub-Advisers duty to deal fairly with the Trust and to disclose conflicts of interest. The Trust also recognizes the Adviser’s/Sub-Advisers’ duty of loyalty which requires that each place the interests of the Trust above their own and not favor one client (or Fund) over another.

Adviser/Sub-Adviser Responsibility: The Adviser has delegated portfolio management of the Funds to Trust’s Sub-Advisers for certain Funds of the Trust, while retaining exclusive control over the portfolio management of other Funds of the Trust. The Adviser will ensure the Sub-Advisers adopt written procedures to ensure fair practices for the allocation of investment opportunities and provide disclosure of the procedures to the Board of the Trust. Each Sub-Adviser shall promptly notify the Adviser, who will promptly disclose to the Board, any material facts in connection with conflicting interests that may affect such Sub-Adviser’s unbiased service to the Trust.

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CCO Responsibility: At least annually, the CCO shall review and assess the adequacy of conflict of interest policies and procedures adopted by the Sub-Advisers and report to the Board on the results of the assessment.

C.	Index Provider or Fund Sponsor Code of Conduct

The officers and employees of an index provider or fund sponsor to the Trust (each, an “Index Provider” or “Fund Sponsor”) possess knowledge about specific securities in the indexes provided by the Index Provider or investment strategies provided by the Fund Sponsor and used by its clients, including the Trust, which is deemed proprietary and confidential information. Such knowledge could place officers and employees of the Index Provider or Fund Sponsor, if they engage in personal transactions in securities which are eligible for inclusion in a fund, in a position where their personal interest may conflict with that of any client, including the Trust, to whom the Index Provider or Fund Sponsor licenses its indexes.

In view of the foregoing, the Trust’s Index Providers and Fund Sponsors are required to perform their duties and conduct their personal investment activities under the fundamental principle that they should not take inappropriate advantage of their positions and to adhere to a Code of Conduct, which specifies and prohibits transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such conflicts), and establishes appropriate reporting requirements and enforcement procedures (see Exhibit 25).

Adviser Responsibility: The Adviser will ensure the Index Providers adopt written procedures to ensure their personal investment activities do not take inappropriate advantage of their positions.

CCO Responsibility: Each Index Provider and Fund Sponsor shall promptly notify the CCO, who will promptly disclose to the Board, any material findings that may affect the Trust.

Index Provider and Fund Sponsor Responsibility: The Trust’s Index Providers and Fund Sponsors will provide a quarterly certification, as deemed applicable and sufficient by the CCO, indicating that the index provider has adopted a code of ethics or code of conduct (the “Code”): (i) that is reasonably designed to prevent its employees from violating its Code (in particular from engaging in activities that may conflict with the Adviser); that the employees have made requisite reporting of holdings and transactions under the Code; that they have not violated the Code; and that the index provider and fund sponsor’s compliance officer will notify the CCO of any violations of the Code.  In certain limited circumstances, the CCO may grant, with the Board’s approval, exceptions for an Index Provider or Fund Sponsor who is unable to submit a quarterly certification, so long as the Index Provider or Fund Sponsor is otherwise able to attest to its abidance by the Code.

D. Regulation FD

Funds that rely on exemptive relief granted to the Trust to operate non-transparent ETFs based on the ActiveShares model (“ActiveShares ETF”) will comply with Regulation FD as required by the Exemptive Order, which prohibits the selective disclosure of material nonpublic information to certain persons, which generally includes shareholders, investment analysts, brokers, dealers, investment advisers and companies, certain institutional investors and associated or affiliated persons of the foregoing. Regulation FD requires that whenever a company subject to Regulation FD, such as an ActiveShares ETF, discloses material nonpublic information to any of the persons specified in Regulation FD, then the ActiveShares ETF must disseminate the information to the public: (i) simultaneously, in the case of an intentional disclosure or (ii) promptly, in the case of non-intentional disclosure. Any unintentional disclosure of material nonpublic information should be reported to the Chief Compliance Officer. This prohibition will not apply to disclosure made: (i) to a person who owes a duty of trust or confidence to the company or (ii) to a person who expressly agrees to maintain the disclosed information in confidence and (iii) in connection with registered public offerings where communications are made as permitted by the federal securities laws.

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Exhibit 6. CODE OF ETHICS

TIDAL TRUST V

Adopted Pursuant to Rule 17j-1

While affirming its confidence in the integrity and good faith of all of its officers and trustees, Tidal Trust V (the “Trust”), recognizes that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions which may be possessed by certain of its officers, employees and trustees could place such individuals, if they engage in personal transactions in securities which are eligible for investment by the Trust, in a position where their personal interest may conflict with that of the Trust.

In view of the foregoing and of the prohibitions of Rule 17j-1(b) under the Investment Company Act of 1940 (the “1940 Act”), the Trust has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.

I.       Statement of General Principles.

In recognition of the confidence placed in the Trust by its shareholders, and to give effect to the Trust’s belief that its operations should be directed to the benefit of its shareholders, the Trust hereby adopts the following general principles to guide the actions of its trustees, officers and employees.

(1)       The interests of the Trust’s shareholders are paramount, and all of the Trust’s personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the shareholders before their own.

(2)       All personal transactions in securities by the Trust’s personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of the Trust and its shareholders.

(3)       All of the Trust’s personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Trust, or that otherwise bring into question the person’s independence or judgment.

II.       Definitions.

(1)       “Access Person” shall mean (i) each trustee or officer of the Trust or its investment adviser or sub-advisers, (ii) each employee of the Trust or its investment adviser or sub-advisers (or of any company in a control relationship to the Trust) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Trust or any series thereof (each, a “Fund”), or whose functions relate to the making of any recommendations with respect to such purchases or sales, (iii) any natural person in a control relationship to the Trust or its investment adviser or sub-advisers who obtains information concerning recommendations made to or by the Trust with respect to the purchase or sale of a security by any Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; (iv) each trustee, officer or general partner of any principal underwriter for the Trust, but only where such person in the ordinary course either makes, participates in, or obtains information regarding the purchase or sale of securities by each Fund, or whose functions relate to the making of recommendations regarding securities for each Fund; and (v) any natural person in a control relationship with a Fund or any Fund’s adviser or sub-advisers who obtain information concerning recommendations made to each Fund with regard to the purchase or sale of a security.

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(2)       “Beneficial ownership” of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should generally consider themselves to be beneficial owners of any securities in which they have a direct or indirect pecuniary interest. In addition, a person should consider themself the beneficial owner of securities held by their spouse, minor children, a relative who shares their home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

(3)       “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company’s outstanding voting securities is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation.

(4)       “Independent Trustee” means a trustee of the Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

(5)       “Initial Public Offering” (“IPO”) means an offering of securities registered under the Securities Act of 1933, as amended, (“Securities Act”) the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

(6)       “Portfolio Manager” means an individual who is involved in making the purchase or sale decisions of securities for a Fund.

(7)       “Private Placement” means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) of the Securities Act or pursuant to Rules 504, 505 or 506 under the Securities Act of 1933.

(8)       “Special Purpose Investment Personnel” means each Access Person who, in connection with his or her regular functions (including, where appropriate, attendance at Board meetings and other meetings at which the official business of the Trust or any Fund thereof is discussed or carried on), obtains contemporaneous information regarding the purchase or sale of a security by a Fund. Special Purpose Investment Personnel shall occupy this status only with respect to those securities as to which he or she obtains such contemporaneous information.

(9)       “Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security.

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(10)       “Review Officer” means the officer of the Trust or the adviser designated from time to time to receive and review reports of purchases and sales by Access Persons. It is recognized that a different Review Officer may be designated with respect to the Trust, the adviser and the sub-advisers.

(11)       “Security” shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include direct obligations of the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, shares issued by registered, open-end mutual funds (other than exchange-traded funds) and high quality short-term debt instruments, including repurchase agreements.

(12)       A Security “held or to be acquired” by the Trust or any Fund means (A) any Security which, within the most recent fifteen days, (i) is or has been held by the Trust or any Fund thereof, or (ii) is being or has been considered by a Fund’s investment adviser or sub-adviser for purchase by a Fund; (B) and any option to purchase or sell and any Security convertible into or exchangeable for any Security described in (A) above.

(13)       A Security is “being purchased or sold” by the Trust from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Trust until the time when such program has been fully completed or terminated.

III.       Prohibited Purchases and Sales of Securities.

(1)       No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any Fund of the Trust:

(A)       employ any device, scheme or artifice to defraud such Fund;

(B)       make to such Fund any untrue statement of a material fact or omit to state to such Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(C)       engage in any act, practice or course of business which would operate as a fraud or deceit upon such Fund; or

(D)       engage in any manipulative practice with respect to Fund.

(2)       No Portfolio Manager may purchase or sell, directly or indirectly, any Security as to which such person is a Portfolio Manager in which he had (or by reason of such transaction acquires) any Beneficial Ownership at any time within seven (7) calendar days before or after the time that the same (or a related) Security is being purchased or sold by any Fund.

(3)       No Special Purpose Investment Personnel may profit in the purchase and sale, or sale and purchase of a Security as to which he or she is a Special Purpose Investment Personnel within 60 days of acquiring Beneficial Ownership of that Security.

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IV.       Additional Restrictions and Requirements

(1)       Pre-approval of Private Placements – Investment Personnel must obtain approval from the Review Officer before acquiring beneficial ownership of any securities offered in connection with an IPO or a Private Placement.

(2)       Investment Personnel may not purchase Initial Public Offerings (“IPOs”)

(3)       No Access Person shall accept or receive any gift of more than de minimis value from any person or entity that does business with or on behalf of the Trust.

(4)       Each Access Person (other than the Trust’s Independent Trustees and its Trustees and officers who are not currently affiliated with or employed by the Trust’s investment adviser or principal underwriter) who is not required to provide such information under the terms of a code of ethics described in Section VII hereof must provide to the Review Officer a complete listing of all securities owned by such person as of the end of a calendar quarter. The initial listing must be submitted no later than 10 days of the date upon which such person first becomes an Access Person of the Trust, and each update thereafter must be provided no later than 30 days after the start of the subsequent year. The information included in the annual holdings report must be as of each calendar year-end. The Initial Holdings Report and Annual Holdings Report are attached to this Code of Ethics as Exhibit B and Exhibit C, respectively.

V.       Reporting Obligations.

(1)       Each Access Person (other than the Trust’s Independent Trustees) shall report all transactions in Securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership. Reports shall be filed with the Review Officer quarterly. The Review Officer shall submit confidential quarterly reports with respect to his or her own personal securities transactions to an officer designated to receive his or her reports (“Alternate Review Officer”), who shall act in all respects in the manner prescribed herein for the Review Officer.

(2)       Every report shall be made not later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(A)       The date of the transaction, the title, the interest rate and maturity date (if applicable), and the number of shares or the principal amount of each security involved;

(B)       The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

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(C)       The price at which the transaction was effected;

(D)       The name of the broker, dealer or bank with or through whom the transaction was effected; and

(E)       The date the report was submitted by the Access Person.

(3)       In the event no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated.

The Quarterly Transaction Report is attached to this Code of Ethics as Exhibit A.

(4)        Each Access Person (other than the Trust’s Independent Trustees and its Trustees and officers who are not currently affiliated with or employed by the Trust’s investment adviser or principal underwriter) shall provide to the Review Officer a complete listing of all securities owned by such person as of the end of a calendar year. The initial listing must be submitted no later than 10 days of the date upon which such person first becomes an Access Person of the Trust, and each update thereafter must be provided no later than 30 days after the start of the subsequent year. The information included in the annual holdings report must be as of each calendar year-end. The Initial Holdings Report and Annual Holdings Report are attached to this Code of Ethics as Exhibit B and Exhibit C, respectively.

(5)       An Access Person who would otherwise be required to report his or her transactions under this Code of Ethics shall not be required to file reports pursuant to this Section V where such person is required to file reports pursuant to a code of ethics described in Section VII, hereof.

(6)       An Independent Trustee shall report transactions in Securities only if the trustee knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known, that during the 15 day period immediately preceding or following the date of the transaction, such security was purchased or sold, or was being considered for purchase or sale, by the Trust. (The “should have known” standard implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting a Fund’s investment objectives, or that any knowledge is to be imputed because of prior knowledge of the Fund’s portfolio holdings, market considerations, or the Fund’s investment policies, objectives and restrictions.)

(7)       Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

(8)       Each Independent Trustee shall report the name of any publicly-owned company (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by him or her if such total ownership is more than 1/2 of 1% of the company’s outstanding shares. Such report shall be made promptly after the date on which the Trustee’s ownership interest equaled or exceeded 1/2 of 1%.

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VI.       Review and Enforcement.

(1)       The Review Officer shall compare all reported personal securities transactions with completed portfolio transactions of the Trust and a list of securities being considered for purchase or sale by the Trust’s adviser(s) and sub-adviser(s) to determine whether a violation of this Code of Ethics may have occurred. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

(2)       If the Review Officer determines that a violation of this Code of Ethics may have occurred, the Review Officer shall submit written determination, together with the confidential monthly report and any additional explanatory material provided by the individual, to the President of the Trust and outside counsel, who shall make an independent determination as to whether a violation has occurred.

(3)       If the president of the Trust and Fund counsel find that a violation has occurred, the president shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Board of Trustees of the Trust.

(4)       No person shall participate in a determination of whether he or she has committed a violation of this Code of Ethics or of the imposition of any sanction against themself. If a securities transaction of the president of the Trust is under consideration, an officer of the Trust shall act in all respects in the manner prescribed herein for the president.

(4)            The Review Officer is responsible for identifying each person who is (a) an Access Person of the Trust; and (b) required to report his or her transactions under this Code and shall inform such Access Persons of their reporting obligation under the Code. Such Access Persons shall execute the Compliance Certification attached to this Code of Ethics as Exhibit D and E.

VII.       Annual Written Report to the Board.

At least once each year, the Review Officer will provide the Board of Trustees a written report that includes:

(1)       Issues Arising Under the Code - The report will describe any issue(s) that arose during the previous year under the Code, including any material Code violations, and any resulting sanction(s).

(2)       Certification - The report will certify to the Board of Trustees that the Trust has adopted measures reasonably necessary to prevent its personnel from violating this Code of Ethics currently and in the future.

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VIII.       Records.

The Trust shall maintain records in the manner and to the extent set forth below, which records may be maintained under the conditions described in Rule 31a-2 under the 1940 Act and shall be available for examination by representatives of the U.S. Securities and Exchange Commission.

(1)       A copy of this Code of Ethics and any other code which is, or at any time within the past five (5) years has been, in effect shall be preserved in an easily accessible place;

(2)       A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

(3)       A copy of each report made by an Access Person pursuant to this Code of Ethics shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and

(4)       A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics shall be maintained in an easily accessible place.

(5)       A copy of each annual report to the Board of Trustees will be maintained for at least five (5) years from the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and

(6)       A record of any decision, and the reasons supporting the decision, to approve the acquisition of Securities in an IPO or a Private Placement, shall be preserved for at least five (5) years after the end of the fiscal year in which the approval is granted.

IX.       Miscellaneous

(1)       Confidentiality. All reports of securities transactions and any other information filed with the Trust pursuant to this Code of Ethics shall be treated as confidential.

(2)       Interpretation of Provisions. The Board of Trustees may from time to time adopt such interpretations of this Code of Ethics as it deems appropriate.

(3)       Periodic Review and Reporting. The president of the Trust shall report to the Board of Trustees at least annually as to the operation of this Code of Ethics and shall address in any such report the need (if any) for further changes or modifications to this Code of Ethics.

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Exhibit A

Tidal Trust V

Quarterly Personal Securities Transaction Report

Name of Reporting Person:	_________________________	Calendar Quarter Ended:	__________________________
Date Report Due:	__________________________	Date Submitted:	___________________________

Securities Transactions* (Note: Transactions in both Public and Private (i.e., limited offerings) Reportable Securities are required to be reported, unless otherwise exempted under the Code.)

Date of Transaction	Title of Reportable Security and ticker or CUSIP	No. of Shares or Principal Amount	Maturity Date and Interest Rate (if applicable)	Type of Transaction (buy, sell or other - describe)	Price	Name of Broker, Dealer or Bank Effecting Transaction

____	I had no transactions involving Reportable Securities during the preceding calendar quarter that were required to be reported.
____	I had transactions involving Reportable Securities during the preceding calendar quarter for non-Tidal Fund accounts and I have either supplied all of the required information on this form or have arranged for the Chief Compliance Officer to receive duplicate copies of trade confirmations and periodic account statements that contain all of the information listed above.
____	I had transactions involving Reportable Securities during the preceding calendar quarter for Tidal Fund accounts and the information listed above is located on the trading report, which will be attached to this form.

* The report or recording of any transaction noted above will not be construed as an admission that I have beneficial ownership of one or more of the Reportable Securities reported above.

Securities Accounts

If you established a securities account during the quarter, please provide the following information:

Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account

____ I did not establish a securities account during the preceding calendar quarter.

I certify that I have included on this report all transactions in Reportable Securities and accounts required to be reported pursuant to the Code of Ethics.

________________________________	________________________________
(Signature)	(Date)

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Exhibit B

Tidal Trust V

Initial Holdings Report

Name of Reporting Person:	_____________________________	Date Person Became Subject to the Code:	_____________________________
Date Report Due:	_____________________________	Date Submitted:	_____________________________
Information Provide as of:	_____________________________	[Note: Date person became subject to Code and as of date should be the same.]

Securities Holdings* (Note: Holdings in both Public and Private (i.e., limited offerings) Reportable Securities are required to be reported, unless otherwise exempted under the Code.)

Title of Reportable Security	Ticker or CUSIP	Type of security (Common, preferred, bond, Tidal Fund.)	No. of Shares or Principal Amount	Name of Broker Dealer or Bank Effecting Transaction

____	I have no holdings in Reportable Securities to report.
____	I have holdings in Reportable Securities to report and I have either supplied all of the required information on this form or have attached a copy of my most recent account statement that contains all of the information listed above.

* The report or recording of any holding in Reportable Securities noted above will not be construed as an admission that I have beneficial ownership of one or more of the Reportable Securities reported above.

Securities Accounts

Name of Broker, Dealer or Bank	Name(s) on and Type of Account

____ I have no securities accounts to report.

I certify that I have included on this report all holdings in Reportable Securities and accounts required to be reported pursuant to the Code of Ethics.

________________________________	________________________________
(Signature)	(Date)

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Exhibit C

Tidal Trust V

Annual Holdings Report

Name of Reporting Person:	_____________________________	Calendar Year Ended:	_____________________________
Date Report Due:	_____________________________	Date Submitted:	_____________________________
Information Provided as of:	_____________________________	[Note: Information should be current as of a date no more than 30 days before this report is submitted.]

Securities Holdings* (Note: Holdings in both Public and Private (i.e., limited offerings) Reportable Securities are required to be reported, unless otherwise exempted under the Code.)

Title of Reportable Security	Ticker or CUSIP	Type of security (Common, preferred, bond, Tidal Fund.)	No. of Shares or Principal Amount	Name of Broker Dealer or Bank Effecting Transaction

____	I have no holdings in Reportable Securities to report for the year.
____	I have holdings in Reportable Securities in non-Tidal Fund accounts to report and I have either supplied all of the required information on this form or have attached a copy of my most recent account statement that contains all of the information listed above.
____	I have holdings in Reportable Securities in Tidal Fund accounts to report and the information listed above is located on the trading report, which will be attached to this form.

* The report or recording of any holdings in Reportable Securities noted above will not be construed as an admission that I have beneficial ownership of one or more of the Reportable Securities reported above.

Securities Accounts

Name of Broker, Dealer or Bank	Date Account Was Established	Name(s) on and Type of Account

____	I have no securities accounts to report for the year.

I certify that I have included on this report all holdings in Reportable Securities and accounts required to be reported pursuant to the Code of Ethics.

________________________________	________________________________
(Signature)	(Date)

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Exhibit D

Tidal Trust V

Initial Compliance Certification

Acknowledgement of Receipt of Initial Code of Ethics

I acknowledge that I:

*	have received, read and reviewed the Tidal Trust V Code of Ethics;
*	understand the policies and procedures in the Tidal Trust V Code of Ethics;
*	recognize that I am subject to these policies and procedures;
*	understand the penalties for non-compliance;
*	will fully comply with the Tidal Trust V Code of Ethics
*	have fully and accurately completed this Initial Compliance Certification.

Signature:	_________________________	Date Submitted:	_________________________
Name:	_________________________ (please print)	Due Date:	_________________________

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Exhibit E

Tidal Trust V

Annual Compliance Certification

Acknowledgement of Receipt of Annual Certification of the Code of Ethics

I certify that I:

*	have received, read and reviewed the Tidal Trust V Code of Ethics;
*	understand the policies and procedures in the Tidal Trust V Code of Ethics;
*	recognize that I am subject to these policies and procedures;
*	understand the penalties for non-compliance;
*	have complied with the Tidal Trust V Code of Ethics and any applicable reporting requirements during this past year;
*	have fully disclosed any exceptions to my compliance with the Tidal Trust V Code of Ethics below;
*	will fully comply with the Tidal Trust V Code of Ethics
*	have fully and accurately completed this Annual Certification.

Exceptions:

Signature:	_________________________	Date Submitted:	_________________________
Name:	_________________________ (please print)	Due Date:	_________________________

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Exhibit 25. INDEX PROVIDER/FUND SPONSOR CODE OF CONDUCT

Adopted: [ ]

INDEX PROVIDER/FUND SPONSOR

CODE OF CONDUCT

STANDARDS OF CONDUCT

The officers and employees of the index provider (“Index Provider”) or fund sponsors (“Fund Sponsors”) possess knowledge of specific securities that may be added to or removed from indexes provided by the Index Provider/Fund Sponsor and used by its clients, which is deemed proprietary and confidential information by the Index Provider/Fund Sponsor. Such knowledge could place officers and employees of the Index Provider/Fund Sponsor, if they engage in personal transactions in securities which are eligible for inclusion in an index, in a position where their personal interest may conflict with that of any client to whom the Index Provider licenses its indexes (each, a “Client” and together, the “Clients”).

In view of the foregoing, the Index Provider/Fund Sponsor requires its personnel to (i) perform their duties and conduct their personal investment activities under the fundamental principle that they should not take inappropriate advantage of their positions and (ii) adhere to this Code of Conduct (the “Code”), which specifies and prohibits transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such conflicts), and establishes appropriate reporting requirements and enforcement procedures.

I.       Statement of General Principles.

The Index Provider/Fund Sponsor hereby adopts the following general principles to guide the actions of its officers and employees.

(1)       All personal transactions in securities by Access Persons must be accomplished so as to avoid even the appearance of a conflict between the interests of such Access Persons and the interests of the Index Provider/Fund Sponsor’s Clients.

(2)       Access Persons must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Index Provider/Fund Sponsor’s Clients.

II.       Definitions.

(1)       “Access Person” shall mean each officer or employee of the Index Provider/Fund Sponsor who (i) makes, participates in, or obtains information regarding the composition of any index utilized by the Index Provider’s Clients, (ii) makes any recommendations with respect to an index; and (iii) obtains information regarding the composition of an index prior to that information becoming publicly available.

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(2)       “Beneficial ownership” of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should generally consider himself or herself the beneficial owner of any securities in which they have a direct or indirect pecuniary interest. In addition, a person should consider themselves the beneficial owner of securities held by a spouse, a minor children, a relative who shares his home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him or her with sole or shared voting or investment power.

(3)       “Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security.

(4)       “Review Officer” means an officer of the Index Provider/Fund Sponsor designated from time to time to receive and review reports of purchases and sales by Access Persons.

(5)       “Security” shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper, shares issued by registered, open-end mutual funds (other than ETFs) and high quality short-term debt instruments, including repurchase agreements.

(6)       A Security “to be added to or removed from” an index means any Security which, within the most recent fifteen days, is or has been added to or removed from an index.

(7) “Index Calculator” means the independent third-party utilized for calculating and verifying index returns.

III.       Prohibited Purchases and Sales of Securities.

(1)        The Review Officer of each Index Provider shall determine, through representation by Access Persons or otherwise that:

(i)        No Access Person has, in connection with the purchase or sale, directly or indirectly, by such person of a Security to be added to or removed from an index that the Index Provider has licensed to a Client:

(A)       employed any device, scheme or artifice to defraud such Client;

(B)       engaged in any act, practice or course of business which would operate as a fraud or deceit upon such Client; or

(C)       engaged in any manipulative practice with respect to a Client.

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(ii)        No Access Person has traded in their personal accounts or provided information about any Securities added or removed from an index, 15 days before or within 15 days after the date the name of such Security is provided to the Index Calculator.

(2)       No Access Person may profit in the purchase and sale, or sale and purchase of a Security within 60 days of acquiring Beneficial Ownership of that Security.

IV.       Reporting Requirements.

(1)	Access Persons shall be responsible for providing to their Review Officer the following information:
i.	Accounts. The name of any broker, dealer, or bank with whom an account is maintained in which any Securities are held for their direct or indirect benefit and the date the report is submitted
ii.	Holdings. Holdings Reports, setting forth the title, ticker symbol or CUSIP number, type of security, number of shares, and the principal amount of each Security in which they have any direct or indirect beneficial ownership
iii.	Quarterly Transactions Report. Signed and dated report listing all transactions in Securities executed during that preceding calendar quarter over which the Access Person had, or as a result of the transaction, acquires any direct or indirect Beneficial Ownership in the Security. Each quarterly transaction report must contain, at a minimum, the following information:
1.	The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved;
2.	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
3.	The price of the security at which the transaction was effected;
4.	The name of the broker, dealer or bank with or through which the transaction was effected; and
5.	The date the access person submits the report.
6.	Timing of transaction reports. Each Access Person must submit a Quarterly Transaction Report no later than 30 days after the end of each calendar quarter, which report must cover, at a minimum, all transactions during the quarter.
7.	Exceptions from reporting requirements. Access Persons need not submit: (a) Any report with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control; (b) a transaction report with respect to transactions effected pursuant to an automatic investment plan (a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan); or (c) a transaction report if the report would duplicate information contained in broker trade confirmations or account statements held in the records of the Index Provider, as long as the Index Provider’s Review Officer receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

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V.       Review and Enforcement.

(1)       The Review Officer of the Index Provider/Fund Sponsor shall be responsible for ensuring that all personal securities transactions by Access Persons of the Index Provider/Fund Sponsor are not in violation of this Code.

(2)       If the Review Officer determines that a violation of this Code may have occurred, he shall submit his written determination, together with any additional explanatory material provided by the individual, to the Chief Compliance Officer of the Client.

(3)       Violation of this Code may result in disciplinary action taken by the Index Provider/Fund Sponsor against its Access Persons.

(4)       The Review Officer is responsible for identifying each person who is (a) an Access Person; and (b) required to report his or her transactions under this Code and shall inform such Access Persons of their reporting obligation under the Code. Such Access Persons shall execute the initial and annual Compliance Certifications attached hereto as Exhibit B and C acknowledging their (i) receipt of the Code, (ii) understanding of the policies and procedures contained herein, and (iii) compliance with the reporting requirements herein. Copies of the executed Compliance Certifications shall be provided to the Review Officer of the Index Provider/Fund Sponsor.

(5)            Each Index Provider and Fund Sponsor’s Review Officer shall execute and deliver to the Chief Compliance Officer of the Client, within 45 days of the quarter end, the Index Provider/Fund Sponsor Quarterly Code of Conduct Reporting form attached hereto as Exhibit D1.

VI.       Records.

The Index Provider/Fund Sponsor shall maintain records in the manner and to the extent set forth below, which shall be available for examination by representatives of the Client.

(1)       A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

(2)       A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

(3)       A copy of each report made by an Access Person pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

(4)       A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

VI.       Miscellaneous

(1)       Confidentiality. All reports of securities transactions and any other information filed with the Review Officer pursuant to this Code shall be treated as confidential, except to the extent that disclosure of the contents of such reports is required by the foregoing.

(2)       Interpretation of Provisions. The Index Provider/Fund Sponsor may from time to time adopt such interpretations of this Code as it deems appropriate.

[1]	The Index Provider/Fund Sponsor and their Access Persons that, through their management of investment companies registered under the Investment Company Act of 1940, as amended, and are bound by a code of ethics pursuant to Rule 204A-1 under the Investment Advisers Act of 1940, as amended, may complete Exhibit E attached hereto.

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Exhibit A

Index Provider/Fund Sponsor Access Persons List*

NAME	TITLE	DATE ACCESS GIVEN

* Additions in Bold Removals in Italics

INDEX PROVIDER/FUND SPONSOR

Review Officer Signature:	_____________________	Date:	_____________________
Printed Name:	_____________________

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Exhibit B

Index Provider/Fund Sponsor Access Person Initial Compliance Certification

Acknowledgement of Receipt of Initial Code of Conduct

I acknowledge that, as an Access Person of [INSERT NAME OF INDEX PROVIDER/FUND SPONSOR], I:

*	have received, read and reviewed the Index Provider/Fund Sponsor Code of Conduct;
*	understand the policies and procedures in the Index Provider/Fund Sponsor Code of Conduct;
*	recognize that I am subject to the policies and procedures outlined in this Code of Conduct;
*	understand the penalties for non-compliance;
*	will fully comply with the Index Provider/Fund Sponsor Code of Conduct

I, [INSERT ACCESS PERSON NAME], have fully and accurately completed this Initial Compliance Certification.

Access Person Signature:	_____________________	Date Submitted:	_____________________
Printed Name:	_____________________	Due Date:	_____________________

Review Officer Signature:	_____________________	Date Received:	_____________________
Printed Name:	_____________________

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Exhibit C

Index Provider/Fund Sponsor Access Person Annual Compliance Certification

Acknowledgement of Receipt of Annual Certification of the Code of Conduct

I certify that, as Access Persons of [INSERT INDEX PROVIDER/FUND SPONSOR], I:

*	have received and read the Index Provider/Fund Sponsor Code of Conduct;
*	understand the policies and procedures in the Index Provider/Fund Sponsor Code of Conduct;
*	recognize that I am subject to the policies and procedures outlined in this Code of Conduct;
*	understand the penalties for non-compliance;
*	have complied with the Index Provider/Fund Sponsor Code of Conduct and any applicable reporting requirements during this past year;
*	have fully disclosed any exceptions to my compliance with the Index Provider/Fund Sponsor Code of Conduct below;
*	will fully comply with the Index Provider/Fund Sponsor Code of Conduct

I have fully and accurately completed this Annual Compliance Certification.

Exceptions:

Access Person Signature:	_______________________	Date Submitted:	______________________
Printed Name:	_______________________	Due Date:	______________________
Review Officer’s Signature:	_______________________	Date Received:	______________________
Printed Name:	_______________________

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Exhibit D

Index Provider/Fund Sponsor Quarterly Code of Conduct Reporting

For the Quarter Ended:

The undersigned, in his/her capacity as the Review Officer for the [INSERT NAME OF INDEX PROVIDER or FUND SPONSOR] (the “Index Provider/Fund Sponsor”) hereby certifies the following:

•	The Index Provider/Fund Sponsor has adopted compliance procedures reasonably designed to prevent its Access Persons from violating the Provider Code of Conduct (the “Code”);
•	The Review Officer has received the requisite initial and/or annual certification(s) of compliance of the Index Provider/Fund Sponsor Code of Conduct;
•	The Review Officer has reviewed the applicable holdings reports and quarterly transaction reports submitted by the Index Provider/Fund Sponsor Access Persons;
  The Access Persons of Index Provider/Fund Sponsor have reported that they have not traded any securities added to or removed from the Index licensed to the Client 15 days before or within 15 days after the date the name of the Security is provided to the Index Calculator; and
  The Index Provider/Fund Sponsor Review Officer agrees to notify the Chief Compliance Officer of a Client immediately of any violations of the Code of Conduct.

Were there any compliance violations under the Code of Conduct? Yes * No ☐

(if yes, please use the Reportable Items section below to explain and attach copies of notification(s) provided to the Chief Compliance Officer (“CCO”) of the Client)

Reportable Items:

Review Officer Signature:	_____________________	Date:	_____________________
Printed Name:	_____________________

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Exhibit E

Index Provider/Fund Sponsor Quarterly Code of Conduct Reporting - For Index Providers or Fund Sponsors that Report under an Investment Adviser Code of Ethics pursuant to Rule 204A-1 under the Investment Advisers Act of 1940, as amended (“Advisers Act”)

For the Quarter Ended:

The undersigned, an Access Person of [INSERT NAME OF INDEX PROVIDER or FUND SPONSOR] (the “Index Provider” or “Fund Sponsor”), hereby certifies the following:

•	The Index Provider/Fund Sponsor serves as a portfolio manager for an investment company registered under the Investment Company Act of 1940, as amended, (“Registered Company”) and is bound by a code of ethics pursuant to Rule 204A-1 under the Advisers Act (“Code of Ethics”) which is reasonably designed to prevent its Access Persons from engaging in any conduct prohibited by Rule 204A-1 and prevent violations of the Index Provider Code of Conduct;
•	The Index Provider/Fund Sponsor has made all requisite reports and certifications required under the Registered Company Code of Ethics to the Chief Compliance Officer of the Registered Company;
  The Index Provider/Fund Sponsor has reported to the Chief Compliance officer of the Registered Company that they have not traded in any securities, including those held by the Index currently licensed to the Client or provided to the Index Calculator.
  The Index Provider/Fund Sponsor agrees to notify the Client’s Chief Compliance Officer immediately of any violations of reported to the Chief Compliance Officer of the Registered Company.

Were there any compliance violations under the Code of Ethics to which you are bound? Yes * No ☐

(if yes, please disclose the violation in the Reportable Items section below and attach any supporting documentation from the Chief Compliance Officer of the Registered Company. Provide all documentation to the Chief Compliance Officer of the Client)

Reportable Items:

Review Officer Signature:	_____________________	Date:	_____________________
Printed Name:	_____________________

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